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               SECOND AMENDMENT TO TARGET FUNDS PARTICIPATION AGREEMENT
               (EXCLUDES PRODUCTS SOLD THROUGH W&R DISTRIBUTION SYSTEM)

     This Second Amendment (the "Amendment") is entered into this 1st day of July, 2007, by and among Minnesota Life Insurance Company ("Company") and Waddell & Reed, Inc. ("W&R"), and W&R Target Funds, Inc.

     WHEREAS, Company and W&R are parties to the Agreement; and

     WHEREAS, the parties intended, at the effective date of the Agreement, for W&R Target Funds, Inc. to be a party to the Agreement, as evidenced by the W&R Target Funds, Inc. executing and performing obligations under the Agreement, as amended; and

     WHEREAS, Company wishes to amend Exhibit A of the Agreement;

     NOW, THEREFORE, the parties agree as follows:

         1. W&R Target Funds, Inc. is hereby made a party to the Agreement, as amended, for all purposes as of September 19, 2003.

         2. Exhibit A is deleted and replaced in its entirety by the Exhibit A attached to this Second Amendment.

     IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first written above.

MINNESOTA LIFE INSURANCE COMPANY

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By:  Bruce P. Shay
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Its: Senior Vice President
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WADDELL & REED, INC.

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By:
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Its:
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W&R TARGET FUNDS, INC.

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By:
    --------------------------------
Its:
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                                   EXHIBIT A
                           (AS AMENDED JULY 1, 2007)

             VARIABLE ACCOUNTS OF MINNESOTA LIFE INSURANCE COMPANY

1.  Minnesota Life Variable Universal Life Account
2.  Variable Annuity Account
3.  Minnesota Life Variable Life Account
4.  Variable Fund D
5.  Minnesota Life Individual Variable Universal Life Account